Exhibit 99.1

Priceline.com Reports Financial Results
For 4th Quarter And Full-Year 2007

Gross travel bookings increase 62% year over year;
International gross travel bookings grow 113%

NORWALK, Conn., February 14, 2008 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 4th quarter and full-year 2007.  Gross travel bookings for the 4th quarter, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, rose 62% year-over-year to $1.2 billion.

Priceline.com had GAAP revenues in the 4th quarter of $334.9 million, a 28.8% increase over a year ago.  Priceline.com’s GAAP gross profit for the 4th quarter was $160.2 million, a 60.9% increase from the prior year.  Priceline.com had GAAP net income for the 4th quarter of $32.9 million or $0.68 per diluted share, which compares to $13.2 million or $0.33 per diluted share in the same period a year ago.

Priceline.com reported pro forma revenues in the 4th quarter of $334.9 million, a 28.8% increase over a year ago.  Pro forma gross profit for the 4th quarter was $160.6 million, an increase of 60.7% over the same period in the prior year.  Pro forma net income in the fourth quarter was $0.96 per diluted share, an increase of 65.5% over a year ago.  First Call analyst consensus for the 4th quarter 2007 was $0.84 per diluted share. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

For full-year 2007, priceline.com’s gross travel bookings were $4.8 billion, a 45.5% increase over 2006.  Full-year 2007 GAAP revenues were $1.41 billion, a 25.5% increase over a year ago.  Priceline.com’s GAAP gross profit for 2007 was $639.4 million, a 59.4% increase from the prior year.  Priceline.com had GAAP net income for 2007 of $155.5 million or $3.42 per diluted share, which compares to $72.5 million or $1.68 per diluted share a year ago.  Priceline.com reported pro forma revenues for the full-year 2007 of $1.39 billion, a 24.0% increase over a year ago.  Pro forma gross profit for 2007 was $621.2 million, an increase of 54.9% over the prior year.  Pro forma net income for 2007 was $4.04 per diluted share, a 99.0% increase over a year ago.

“Priceline’s gross bookings growth momentum continued in the fourth quarter with international growth accelerating to 113.0% year-over-year and the domestic growth rate increasing sequentially to 24.2% led by increasing retail airline ticket bookings,” said Jeffery H. Boyd, priceline’s President and Chief Executive Officer.  “Internationally, we believe that our wide geographic reach, new market initiatives and extensive inventory are providing sustained impetus for growth.  We believe that in the United States, our value positioning and brand promotion through offline and online channels is driving above-category growth rates in an uncertain economic environment.”

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During 2007, priceline.com achieved several strategic milestones that included:

•                  The elimination of booking fees on published-price domestic and international airfares.  This means that, in most cases, priceline.com customers pay less for their tickets than they do at other major full-service online travel reservation services, including Expedia, Travelocity and Orbitz.

•                  The acquisition of Agoda.com, an Asian online hotel reservation service. Agoda offers hotel properties in Australia, China, Japan, India, Thailand, South Korea, Singapore, Indonesia, the Philippines, New Zealand and several other countries.  In addition, Agoda offers hotels in Europe, the Americas, the Middle East and Africa.  Agoda’s services are offered in 12 languages.  Agoda contributed $13.4 million to the fourth quarter international gross bookings metric for the two-month period following the acquisition.

•                  The signing of participation agreements and extensions with several major airlines.  In October, American Airlines — the world’s largest airline — signed an exclusive agreement to provide priceline.com with Name Your Own Price® fares.  JetBlue also signed an agreement to provide priceline.com with full access to its published fares, schedules and inventories.

•                  The addition of exclusive Zagat Survey reviews and information for hotels, restaurants and attractions in the United States and select international locations.  The Zagat information, combined with traveler reviews provided by priceline.com customers, covers over 600 cities and thousands of hotels and restaurants.

•                  Priceline.com added a group hotel booking service where customers can book 10 to 1,000 rooms at specially discounted prices.  Priceline.com’s Name Your Own Price® hotel service, which previously allowed customers to book up to four hotel rooms, was also expanded to accommodate up to nine rooms at a time.

Looking forward, Mr. Boyd said, “We believe that Priceline is well-positioned as we enter 2008 to continue building out our global hotel business with new inventory and geographies and mining the synergies available when we build links among our regional businesses in the United States, Europe and Asia.  While we are concerned with how continued economic distress could negatively affect our markets in both the U.S. and internationally, we believe our services are relatively more attractive to suppliers and consumers in times of economic difficulty and our recent results in 2008 support that thesis and the guidance we are providing for the year.”

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Forward Guidance

For full-year 2008, priceline said that it expects to generate approximately $7.0 to $7.3 billion in gross travel bookings.  Priceline.com said that it expects pro forma EBITDA of $300 to $325 million and to earn approximately $4.80 to $5.10 of pro forma net income per diluted share for full-year 2008.

Priceline.com said it was targeting the following for 1st quarter 2008:

•                  Year over year increases in gross travel bookings of approximately 60 - 65%.

•                  Year over year increases in international gross travel bookings of approximately 85 - 90%.

•                  Year over year increase in revenue of approximately 30%.

•                  Year over year increase in pro forma gross profit of approximately 55 - 60%.

•                  Pro forma net income of between $0.50 and $0.60 per diluted share.

Pro forma guidance for the 1st quarter and full-year 2008:

•                  excludes non-cash amortization expense of acquisition-related intangibles,

•                  excludes non-cash stock-based compensation expense,

•                  excludes option payroll tax expense,

•                  excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                  includes the additional impact on minority interest expense of the pro forma adjustments described above,

•                  includes the anti-dilutive impact of the “Conversion Spread Hedges” (see “Non-GAAP Financial Measures” below) on outstanding diluted common shares outstanding, and

•                  includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because pro forma net income has been adjusted to exclude stock-based compensation.

When aggregated, the foregoing adjustments as well as depreciation expense are expected to increase pro forma EBITDA over GAAP operating income by approximately $80 million for the full year 2008.

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In addition, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $17 million for the 1st quarter 2008 and $78 million for full-year 2008.  On a per share basis, the Company estimates GAAP net income of approximately $0.16 to $0.26 per diluted share for the 1st quarter 2008 and approximately $3.25 to $3.55 for full-year 2008.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

—             adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, or the outbreak of an epidemic or pandemic disease;

—             adverse changes in the Company’s relationships with airlines and other product and  service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

—             the effects of increased competition;

—             a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

—             fluctuations in foreign exchange rates;

—             our ability to expand successfully in international markets;

—             the ability to attract and retain qualified personnel;

—             difficulties integrating recent or future acquisitions, such as the 4th quarter 2007 acquisition of Agoda, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

—             the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

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—             systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

—             legal and regulatory risks;

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma EBITDA represents GAAP operating income excluding depreciation and amortization expense and the pro forma adjustments described below.

Pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. These pro forma metrics, in particular pro forma EBITDA and pro forma net income, are not intended to represent funds available for priceline.com’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP.  The items excluded from these pro forma metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Pro forma financial information is adjusted for the following items:

•                  Cash expenses associated with the settlement of the 2000 securities litigation and cash benefit associated with the favorable resolution of litigation related to credit card processing costs are excluded because of the non-recurring nature of the settlements.

•                  Cash benefit associated with the refund by the Internal Revenue Service of excise taxes paid on merchant airline tickets is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded from pro forma gross profit, pro forma EBITDA and pro forma net income because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma EBITDA and pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.

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•                  Option payroll tax expense is excluded because the expense is driven primarily by stock option exercise activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  The restructuring charge, net is excluded because it can impact comparability of earnings with historical results from prior periods.

•                  Income tax expense is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.

In addition, pro forma income tax expense is adjusted to exclude the non-cash tax benefit from reversing a portion of priceline.com’s deferred tax asset valuation allowance.  This benefit amounted to $47.9 million in 3rd quarter 2007 and $28.1 million in 3rd quarter 2006.  Further, pro forma net income for 2007 excludes the non- recurring $3.6 million income tax benefit resulting from the recognition of foreign capital allowance carry forwards in 4th quarter 2007.  Pro forma net income for 3rd quarter 2007 and 4th quarter 2006 excludes non-cash income tax benefits of $1.2 million and $3.0 million, respectively, related to the impact on deferred taxes of enacted reductions in certain international statutory tax rates.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

o                 net income is adjusted for the impact of the pro forma adjustments described above

o                 fully diluted share count is adjusted to include the anti-dilutive impact of  priceline.com’s  “Conversion Spread Hedges” related to priceline.com’s convertible securities that increase the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

o                 fully diluted share count in 2006 is adjusted to exclude the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), because the common stock that underlie priceline.com’s 1.0% convertible notes due 2011 and priceline.com’s 2.25% convertible notes due 2025 were not issuable because our common stock did not trade above the respective contingent conversion prices.

o                 All common stock warrants and unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

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The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) provides online travel services in 22 languages in over 60 countries in Europe, North America, Asia, the Middle East and Africa.  Priceline.com operates Booking.com, a leading international online hotel reservation service, priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Agoda.com, an Asian online hotel reservation service.

Priceline.com believes that Booking.com is Europe’s largest and fastest growing hotel reservation service, with a network of affiliated Web sites.  Booking.com operates in over 60 countries in 16 languages and offers its customers access to over 41,000 participating hotels worldwide.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service.  In addition to getting great published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter advanced search technology, create packages to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.

Priceline.com also operates the following travel websites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

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Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
ASSETS	2007	2006

Current assets:
Cash and cash equivalents	$385,359	$423,577
Restricted cash	1,350	2,459
Short-term investments	122,499	7,983
Accounts receivable, net of allowance for doubtful accounts of $2,266 and $1,651, respectively	70,712	48,536
Prepaid expenses and other current assets	33,080	20,534
Total current assets	613,000	503,089

Long-term investments	2,451	—
Property and equipment, net	27,088	21,691
Intangible assets, net	182,748	152,925
Goodwill	287,159	226,707
Deferred taxes	218,519	179,392
Other assets	19,891	21,844

Total assets	$1,350,856	$1,105,648

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$47,708	$49,032
Accrued expenses and other current liabilities	59,589	46,872
Deferred merchant bookings	17,750	4,768
Convertible debt	569,796	—
Total current liabilities	694,843	100,672

Deferred taxes	46,502	39,714
Other long-term liabilities	13,368	11,885
Minority interest	17,036	22,486
Convertible debt	—	568,865
Total liabilities	771,749	743,622

Series B mandatorily redeemable preferred stock, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued and 0 and 13,470 shares outstanding, respectively	—	13,470

Stockholders' equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 45,117,685, and 43,215,712 shares issued, respectively	346	331
Treasury stock, 6,646,408 and 6,603,050 shares, respectively	(489,106)	(486,468)
Additional paid-in capital	2,124,029	2,070,379
Accumulated deficit	(1,106,506)	(1,262,033)
Accumulated other comprehensive income	50,344	26,347
Total stockholders' equity	579,107	348,556

Total liabilities and stockholders' equity	$1,350,856	$1,105,648

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Merchant revenues, including $18,592 excise tax refund in 2007	$226,693	$204,649	$1,002,824	$904,169
Agency revenues	105,768	54,301	398,246	213,900
Other revenues	2,392	1,121	8,339	5,034
Total revenues	334,853	260,071	1,409,409	1,123,103

Cost of merchant revenues	174,701	160,554	769,997	722,004
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	—	—	—
Total costs of revenues	174,701	160,554	769,997	722,004

Gross profit	160,152	99,517	639,412	401,099

Operating expenses:
Advertising - Offline	6,935	6,869	35,963	31,831
Advertising - Online	43,434	26,908	172,676	113,822
Sales and marketing	11,131	10,624	47,158	42,119
Personnel, including stock-based compensation of $5,494, $4,651, $16,253, $14,928, respectively	30,885	22,552	102,992	79,421
General and administrative, including net cost of litigation settlement of $55,350 in 2007, and option payroll taxes of $148, $95, $909, $368, respectively	8,943	8,950	91,837	28,587
Information technology	4,373	2,559	13,779	9,749
Depreciation and amortization	10,439	8,479	37,072	33,449
Restructuring charge, net	—	—	—	135

Total operating expenses	116,140	86,941	501,477	339,113

Operating income	44,012	12,576	137,935	61,986

Other income (expense):
Interest income, including $3,346 of interest on excise tax refund in 2007	5,398	4,991	25,776	11,312
Interest expense	(2,851)	(2,457)	(10,412)	(7,060)
Other	(1,414)	(450)	(3,276)	(606)
Total other income	1,133	2,084	12,088	3,646

Earnings before income taxes, equity in income (loss) of investees and minority interests	45,145	14,660	150,023	65,632
Income tax benefit (expense)	(11,228)	(889)	12,059	12,388
Equity in income (loss) of investees and minority interests	(1,055)	(539)	(5,000)	(3,554)
Net income	32,862	13,232	157,082	74,466
Preferred stock dividend	—	—	(1,555)	(1,927)

Net income applicable to common stockholders	$32,862	$13,232	$155,527	$72,539

Net income applicable to common stockholders per basic common share	$0.86	$0.37	$4.13	$1.88

Weighted average number of basic common shares outstanding	38,082	36,166	37,671	38,650

Net income applicable to common stockholders per diluted common share	$0.68	$0.33	$3.42	$1.68

Weighted average number of diluted common shares outstanding	48,350	40,936	45,504	44,722

priceline.com Incorporated

RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION

(unaudited)

(In thousands, except per share data)

		Three Months Ended December 31,		Year Ended December 31,
RECONCILIATION OF GAAP TO PRO FORMA REVENUE		2007	2006	2007	2006

GAAP Revenue		$334,853	$260,071	$1,409,409	$1,123,103

(a)	Airline excise tax refund	—	—	(18,592)	(1,600)

	Pro Forma Revenue	$334,853	$260,071	$1,390,817	$1,121,503

		Three Months Ended December 31,		Year Ended December 31,
RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT		2007	2006	2007	2006

	GAAP Gross Profit	$160,152	$99,517	$639,412	$401,099

(a)	Airline excise tax refund	—	—	(18,592)	(1,600)
(b)	Amortization of acquired intangible assets in Cost of revenues	428	428	428	1,481

	Pro Forma Gross Profit	$160,580	$99,945	$621,248	$400,980

		Three Months Ended December 31,		Year Ended December 31,
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME		2007	2006	2007	2006

	GAAP Net Income	$32,862	$13,232	$155,527	$72,539

(a)	Airline excise tax refund	—	—	(18,592)	(1,600)
(b)	Amortization of acquired intangible assets in Cost of revenues	428	428	428	1,481
(b)	Amortization of acquired intangible assets in Depreciation and amortization	6,853	5,893	25,177	23,206
(c)	Favorable litigation settlement related to credit card processing fees	(1,190)	—	(1,190)	—
(d)	Stock-based compensation	5,494	4,651	16,253	14,928
(e)	Securities litigation settlement, net of insurance contribution	(15)	—	55,350	—
(e)	Stock-based compensation payroll taxes	148	95	909	368
(f)	Impact from favorable state franchise tax determination	—	—	—	(1,671)
(g)	Accrued interest income on excise tax refund	—	—	(3,346)	—
(h)	Restructuring charge, net	—	—	—	135
(i)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	1,719	(1,774)	(48,730)	(28,051)
(j)	Impact on minority interests of other pro forma adjustments	(107)	(97)	(881)	(1,211)
(k)	Impairment charge related to equity investment in pricelinemortgage.com	—	—	—	1,094
(h)	Preferred stock dividend	—	—	1,555	1,927

	Pro Forma Net Income	$46,192	$22,428	$182,460	$83,145

		Three Months Ended December 31,		Year Ended December 31,
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME PER DILUTED COMMON SHARE		2007	2006	2007	2006

	GAAP Weighted average number of diluted common shares outstanding	48,350	40,936	45,504	44,722

(l)	Adjustment for Conversion Spread Hedges	(844)	(17)	(1,202)	—
(m)	Adjustment for warrants and restricted stock	842	539	855	1,188
(n)	Adjustment for impact of EITF 04-08 on Convertible debt	—	(2,601)	—	(4,971)

	Pro Forma Weighted average number of diluted common shares outstanding	48,348	38,857	45,157	40,939

	Net income applicable to common stockholders per diluted common share
(o)	GAAP	$0.68	$0.33	$3.42	$1.68

	Pro Forma	$0.96	$0.58	$4.04	$2.03

(a)	Airline excise tax refund is recorded in Merchant Revenue .
(b)	Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization.
(c)	Favorable litigation settlement related to credit card processing fees is recorded in Sales and marketing.
(d)	Stock-based compensation is recorded in Personnel expense.
(e)	Securities litigation settlement and stock-based compensation payroll taxes are recorded in General and administrative expense.
(f)	Non-recurring impact of favorable state franchise tax determination is recorded in General and administrative expense.
(g)	Accrued interest income on airline excise tax refund is recorded in Interest income.
(h)	Restructuring charge and Preferred stock dividend are recorded in those respective expense line items.
(i)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes are recorded in Income tax benefit (expense).
(j)	Impact on minority interests of other pro forma adjustments are recorded in Equity in income (loss) of investees and minority interests.
(k)	Impairment charge related to equity investment in pricelinemortgage.com is recorded in Equity in income (loss) of investees and minority interests.
(l)

Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(m)

All common stock warrants and shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

(n)

Excludes the dilutive impact of convertible debt pursuant to EITF 04-08 for convertible debt because the common stock underlying the convertible debt was not issuable since our common stock did not trade above the contingent conversion prices.

(o)

Net income amounts used to calculate GAAP diluted earnings per share in 2006 are adjusted to add back interest expense on convertible senior notes and preferred stock dividend in periods where the underlying shares are included in GAAP weighted average number of diluted common shares outstanding.

priceline.com Incorporated
Statistical Data
In thousands
(Unaudited)

Gross Bookings*	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07

Domestic	$474,007	$570,757	$504,752	$423,275	$478,812	$547,787	$602,205	$525,571
International**	272,814	356,593	398,416	319,136	519,679	687,124	788,478	679,760
Total	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331

Agency	$480,506	$609,284	$600,406	$491,070	$710,528	$919,260	$1,042,619	$912,698
Merchant**	266,315	318,066	302,762	251,340	287,963	315,651	348,064	292,633
Total	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331

Year/Year Growth
Domestic	8.3%	16.0%	13.1%	11.9%	1.0%	-4.0%	19.3%	24.2%
International	279.4%	360.0%	141.7%	101.4%	90.5%	92.7%	97.9%	113.0%
excluding F/X impact	313.8%	361.5%	131.8%	86.3%	74.5%	79.6%	83.4%	89.9%

Agency	98.6%	128.7%	74.9%	51.6%	47.9%	50.9%	73.7%	85.9%
Merchant	-0.6%	5.0%	13.0%	18.1%	8.1%	-0.8%	15.0%	16.4%

Total	46.5%	62.8%	47.8%	38.3%	33.7%	33.2%	54.0%	62.4%

Units Sold	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07

Airline Tickets	728	821	666	588	639	687	819	790
Year/Year Growth	-2.6%	4.1%	-2.0%	0.9%	-12.2%	-16.3%	23.0%	34.4%

Hotel Room-Nights	4,153	4,995	5,238	4,265	5,955	7,242	7,964	6,616
Year/Year Growth	62.5%	82.5%	49.7%	43.7%	43.4%	45.0%	52.0%	55.1%

Rental Car Days	1,621	2,000	2,044	1,789	2,003	2,278	2,338	2,002
Year/Year Growth	26.8%	30.3%	20.8%	36.1%	23.6%	13.9%	14.4%	11.9%

	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07

Revenue	$241,914	$307,651	$313,467	$260,071	$301,389	$355,880	$417,287	$334,853
Year/Year Growth	3.7%	15.4%	21.1%	27.5%	24.6%	15.7%	33.1%	28.8%

Gross Profit	$72,231	$105,804	$123,547	$99,517	$119,717	$157,211	$202,331	$160,152
Year/Year Growth	25.2%	62.2%	54.4%	53.3%	65.7%	48.6%	63.8%	60.9%

  *Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

**Includes $13.4 million of gross bookings from Agoda since acquisition on November 6, 2007.

priceline.com Incorporated
Orbitz Related Data
In thousands
(Unaudited)

RECONCILIATION OF GAAP TO PRO FORMA DOMESTIC GROSS PROFIT(a)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP Domestic Gross Profit	$60,262	$52,801	$276,493	$223,542

(b) Airline excise tax refund	—	—	(18,592)	(1,600)
(c) Amortization of acquired intangible assets in Cost of revenues	428	428	428	1,481

Pro Forma Domestic Gross Profit	$60,689	$53,229	$258,329	$223,423

RECONCILIATION OF PRO FORMA DOMESTIC GROSS PROFIT TO PRO FORMA DOMESTIC GROSS PROFIT EXCLUDING ORBITZ

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Pro Forma Domestic Gross Profit	$60,689	$53,229	$258,329	$223,423

Orbitz Related Gross Profit	—	(3,695)	—	(19,518)

Pro Forma Domestic Gross Profit Excluding Orbitz	$60,689	$49,533	$258,329	$203,905

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS TO DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Domestic Gross Bookings	$525,571	$423,274	$2,154,375	$1,972,791

Orbitz Related Gross Bookings	—	(25,583)	—	(140,471)

Domestic Gross Bookings Excluding Orbitz	$525,571	$397,691	$2,154,375	$1,832,320

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ TO DOMESTIC NON-AIR GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Domestic Gross Bookings Excluding Orbitz	$525,571	$397,691	$2,154,375	$1,832,320

Air Gross Bookings Excluding Orbitz	(246,776)	(165,078)	(891,351)	(808,710)

Domestic Non-Air Gross Bookings Excluding Orbitz	$278,796	$232,613	$1,263,024	$1,023,609

(a)	Includes domestic gross profit that is generated through gross bookings associated with intercompany arrangements between priceline.com and Booking.com.
(b)	Airline excise tax refund is recorded in Merchant Revenue.
(c)	Amortization of acquired intangible assets is recorded in Cost of revenues.

priceline.com Incorporated

Estimated Impact of Share Price Movements on Weighted Average GAAP and Pro Forma Diluted Shares Outstanding

In millions

(Unaudited)

The following table is intended to demonstrate the estimated potential impact of share price movements on the number of equivalent shares included in the fully diluted share count used to calculate diluted earnings per share.  Actual results are likely to differ due to the impact of option exercises, equity repurchases, issuances  and forfeitures and any conversions of our convertible bonds.  The table below is for illustrative purposes only; the company is unable to predict its future stock   price and the company’s stock could trade below or above the per share prices in the table below.

		Estimated Weighted Average Number of Diluted Shares Outstanding
		GAAP		Adjustments(1)		Pro Forma
		1Q08	2008	1Q08	2008	1Q08	2008
Closing Share Price Assumption(2)	$50.00	46.2	43.7	0.3	(0.1)	46.6	43.6
	$55.00	46.5	44.5	0.4	—	46.9	44.5
	$60.00	46.7	45.1	0.4	0.1	47.1	45.2
	$65.00	46.9	45.7	0.4	0.2	47.4	45.9
	$70.00	47.2	46.2	0.5	0.3	47.6	46.5
	$75.00	47.3	46.6	0.5	0.3	47.8	47.0
	$80.00	47.5	47.0	0.5	0.4	48.1	47.4
	$85.00	47.7	47.4	0.5	0.5	48.3	47.8
	$90.00	47.9	47.7	0.6	0.5	48.4	48.2
	$95.00	48.0	48.0	0.6	0.6	48.6	48.5
	$100.00	48.2	48.2	0.6	0.6	48.8	48.8
	$105.00	48.3	48.5	0.6	0.6	48.9	49.1
	$110.00	48.4	48.7	0.7	0.7	49.1	49.4
	$115.00	48.6	48.9	0.7	0.7	49.2	49.6
	$120.00	48.7	49.1	0.7	0.7	49.4	49.8
	$125.00	48.8	49.3	0.7	0.7	49.5	50.0
	$130.00	48.9	49.4	0.7	0.8	49.6	50.2
	$135.00	49.0	49.6	0.7	0.8	49.8	50.4
	$140.00	49.1	49.7	0.8	0.8	49.9	50.5

(1)

Reflects the anti-dilutive impact of the “Conversion Spread Hedges” and the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

(2)	Estimated weighted average number of diluted shares outstanding is estimated as follows:
1Q08: Uses actual daily share prices from Jan. 1, 2008 through Feb. 13, 2008, and the closing share price assumption from Feb. 14, 2008 through Mar. 31, 2008.
2008: Uses actual daily share prices from Jan. 1, 2008 through Feb. 13, 2008, and the closing share price assumption from Feb. 14, 2008 through Dec. 31, 2008.